As filed with the Securities and Exchange Commission on March 29, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUTRO BIOPHARMA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-0926186
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

310 Utah Avenue, Suite 150

South San Francisco, California, 94080

(650) 392-8412

(Address of Principal Executive Offices) (Zip Code)

2018 Equity Incentive Plan

2018 Employee Stock Purchase Plan

(Full Title of the Plans)

William J. Newell

Chief Executive Officer

Sutro Biopharma, Inc.

310 Utah Avenue, Suite 150

South San Francisco, CA 94080

(Name and Address of Agent for Service)

(650) 392-8412

(Telephone Number, including area code, of agent for service)

Please send copies of all communications to:

Effie Toshav, Esq.

Robert A. Freedman, Esq.

Amanda L. Rose, Esq.

Fenwick & West LLP

555 California Street, 12th Floor

San Francisco, California 94104

(415) 875-2300

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value per share, reserved for future issuance pursuant to:
—2018 Equity Incentive Plan, as amended	1,142,409 (2)	$10.54 (3)	$12,040,991.00	$1,460.00
—2018 Employee Stock Purchase Plan, as amended	228,481 (4)	$8.96 (5)	$2,047,190.00	$249.00
TOTAL	1,370,890	N/A	$14,088,181.00	$1,709.00

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2018 Equity Incentive Plan (the “2018 EIP”) and 2018 Employee Stock Purchase Plan (“2018 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the outstanding shares of the Registrant’s common stock.

(2)

Represents additional shares to be registered and available for grant under the 2018 EIP resulting from the annual 5% automatic increase in the number of authorized shares available for issuance under the 2018 EIP.

(3)

Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $10.54 was computed by averaging the high and low prices of a share of Registrant’s common stock as reported on The Nasdaq Global Market on March 28, 2019.

(4)

Represents additional shares to be registered and available for grant under the 2018 ESPP resulting from the annual 1% automatic increase in the number of authorized shares available for issuance under the 2018 ESPP.

(5)

Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $8.96 was computed by averaging the high and low prices of a share of Registrant’s common stock as reported on The Nasdaq Global Market on March 28, 2019, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2018 ESPP.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Sutro Biopharma, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (a) 1,142,409 additional shares of common stock available for issuance under the Registrant’s 2018 EIP, pursuant to the provision of the 2018 EIP providing for an annual 5% automatic increase in the number of shares reserved for issuance and (b) 228,481 additional shares of common stock available for issuance under the Registrant 2018 ESPP, pursuant to the provision of the 2018 ESPP providing for an annual 1% automatic increase in the number of shares reserved for issuance.

In accordance with General Instruction E of Form S-8, and only with respect to the common stock issuable under the 2018 EIP and 2018 ESPP, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on September 27, 2018 (Registration No. 333-227551), to the extent not superseded hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Commission on March 29, 2019 pursuant to Section 13 of the Exchange Act;

(b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and

(c) the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-38662) filed on September 18, 2018 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report deemed to be furnished but not filed on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation of the Registrant	10-Q	001-38662	3.1	11/14/2018
4.2	Restated Bylaws of the Registrant	10-Q	001-38662	3.2	11/14/2018
4.3	Form of Registrant’s Common Stock Certificate	S-1	333-227103	4.1	08/29/2018
5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (included on signature page of this Registration Statement).					X

99.1	2018 Equity Incentive Plan	S-1/A	333-227103	10.4	09/17/2018

99.2	2018 Employee Stock Purchase Plan	S-1/A	333-227103	10.5	09/17/2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South San Francisco, California, on this 29th day of March, 2019.

SUTRO BIOPHARMA, INC.

By:	/s/ William J. Newell
William J. Newell
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William J. Newell and Edward Albini, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William J. Newell	Chief Executive Officer and Director	March 29, 2019
William J. Newell	(Principal Executive Officer)

/s/ Edward Albini	Chief Financial Officer	March 29, 2019
Edward Albini	(Principal Accounting Officer and Principal Financial Officer)

/s/ Michael Dybbs, Ph.D.	Director	March 29, 2019
Michael Dybbs, Ph.D.

/s/ John G. Freund, M.D.	Director	March 29, 2019
John G. Freund, M.D.

/s/ Daniel Janney	Director	March 29, 2019
Daniel Janney

/s/ V. Bryan Lawlis, Ph.D.	Director	March 29, 2019
V. Bryan Lawlis, Ph.D.

/s/ Joseph M. Lobacki	Director	March 29, 2019
Joseph M. Lobacki

/s/ Daniel H. Petree	Director	March 29, 2019
Daniel H. Petree

/s/ Michael Ross, Ph.D.	Director	March 29, 2019
Michael Ross, Ph.D.

/s/ Shalini Sharp	Director	March 29, 2019
Shalini Sharp